UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2009

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600 Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

February 20, 2009

Item 2.04	Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

 On February 20, 2009 the Company’s common shares were delisted from the Nasdaq Stock Market.  As a result of the delisting, the Company is in default on approximately 8,938,968 of its 8% Senior Convertible Debentures issued in January and April of 2008.   The default has resulted in the acceleration of the debentures and the Company is obligated immediately to repay 130% of the outstanding principal amount of the debentures equal to $8,809,163 plus accrued and unpaid interest of $129,803 and other costs incurred by the debenture holders in connection with the collection of such amounts (“Mandatory Redemption Amount”).  In the event the Mandatory Redemption Amount is not paid within 5 days of the event of default, the interest rate on the debentures shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The foregoing summaries of the event of default and the remedies available to the debenture holders are qualified in their entirety by reference to the full text of each such document, incorporated by reference hereto as Exhibits 10.01 and 10.02, and each of which is incorporated herein in its entirety by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2009, Innovative Card Technologies, Inc. (the “Company”) received notification from The Nasdaq Stock Market LLC (“NASDAQ”) stating that the Company’s common stock would be delisted from The Nasdaq Stock Market effective at the open of business on February 20, 2009 as a result of the Company’s failure to meet either the $2.5 million stockholders’ equity requirement for continued listing or one of the alternative continued listing criteria.

The Company expects that its common stock will be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”), effective with the open of business on February 23, 2009.    The Company’s shares are expected to continue to trade under the symbol INVC.

Item 9.01	Financial Statement and Exhibits.

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of 8% Convertible Debenture Issued January 8, 2008		8-K	10.2	001-33353	1/9/08

10.02	Form of 8% Convertible Debenture Issued April 15, 2009		8-K	10.2	001-33353	4/15/08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: February 20, 2009	By:	/s/ Richard Nathan
Richard Nathan Chief Executive Officer